Exhibit 99.1

ALTRIA HOLDS 2018 ANNUAL MEETING OF SHAREHOLDERS

•	Howard Willard succeeds Marty Barrington as Altria’s Chairman and CEO, following Mr. Barrington’s retirement

•	Altria announces Annual Meeting voting results.

•	Altria reaffirms full-year 2018 earnings guidance.

•	Altria declares regular quarterly dividend of $0.70 per share.

•	Altria announces the expansion of its $1 billion share repurchase program to $2 billion, to be completed by the end of the second quarter of 2019.

RICHMOND, Va. -- May 17, 2018 -- Altria Group, Inc. (Altria) (NYSE: MO) held its 2018 Annual Meeting of Shareholders (Annual Meeting) today. Altria’s Chairman, Chief Executive Officer (CEO) and President, Marty Barrington, summarized Altria’s full-year 2017 and first-quarter 2018 operating and financial results, discussed Altria’s corporate responsibility initiatives and reaffirmed Altria’s guidance for 2018 full-year adjusted diluted earnings per share (EPS). A copy of Mr. Barrington’s prepared remarks and business presentation and a replay of the audio webcast of the Annual Meeting are available on altria.com and via the Altria Investor app.

Appointment of Chairman and CEO
Following today’s Annual Meeting, Howard Willard succeeded Mr. Barrington as Altria’s Chairman and CEO. Earlier this year, Mr. Barrington announced his decision to retire after 25 years of distinguished service.
“Howard is immensely qualified to lead Altria, having served in numerous leadership positions during his 25 year career with us, including as Chief Operating Officer and Chief Financial Officer,” said Mr. Barrington.

Voting Results for Altria’s Annual Meeting
At the Annual Meeting, Altria’s shareholders elected to a one-year term each of the 11 nominees for director named in Altria’s proxy statement; ratified the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2018; approved, on an advisory basis, the compensation of Altria’s named executive officers; and defeated one shareholder proposal. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

2018 Full-Year Guidance
During his remarks, Mr. Barrington reaffirmed Altria’s guidance for 2018 full-year adjusted diluted EPS to be in a range of $3.90 to $4.03, representing a growth rate of 15% to 19% from an adjusted diluted EPS base of $3.39 in 2017, as shown in Schedule 1. This guidance range excludes special items for the first quarter of 2018 shown in Schedule 1 and an additional $0.07 of tax expense resulting from the Tax Cuts and Jobs Act. This tax expense is related to a tax basis adjustment to Altria’s AB InBev investment.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early

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extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller plc (SABMiller) business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to Altria’s forecast.

Regular Quarterly Dividend
Following the Annual Meeting, Altria’s Board of Directors (Board) declared a regular quarterly dividend of $0.70 per share, payable on July 10, 2018, to shareholders of record as of June 15, 2018. The ex-dividend date is June 14, 2018.

Expanded and Extended Share Repurchase Program
Altria’s Board also authorized a $1 billion expansion to the existing $1 billion share repurchase program. Altria now expects to complete the expanded $2 billion share repurchase program by the end of the second quarter of 2019. The timing of share repurchases depends upon marketplace conditions and other factors. This program remains subject to the discretion of the Board.

Altria’s Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended March 31, 2018.

These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s First Quarter 2018 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
For the quarter ended March 31, 2018
2018 Reported	$2,466	$571	$1,895	$1,894	$1.00
NPM Adjustment Items	(68)	(17)	(51)	(51)	(0.03)
AB InBev special items	(117)	(25)	(92)	(92)	(0.04)
Asset impairment, exit and implementation costs	3	1	2	2	—
Tobacco and health litigation items	28	8	20	20	0.01
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(1)	1	1	—
2018 Adjusted for Special Items	$2,345	$544	$1,801	$1,800	$0.95

Reconciliation of Altria’s Full Year 2017 Adjusted Results

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
For the year ended December 31, 2017
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)
2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2018 Full-Year Guidance”. Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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